Exhibit 10.12

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (“Third Amendment”) is entered into the
6th day of January, 2022 (“Effective Date”), by and between US ER AMERICA CENTER 4, LLC, a California limited liability company (“Landlord”) and BILL.COM, LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, under that certain Office Lease dated December 31, 2019 (“Original Lease”), as amended by that certain First Amendment to Office Lease dated May 18, 2020 (“First Amendment”), as amended by that certain Second Amendment to Office Lease dated August 30, 2021 (“Second Amendment”) (collectively, the “Lease”), by and between Landlord and Tenant, Tenant leases approximately 131,801 Rentable Square Feet comprised of Suite 100 and Suites 200, 300 and 400 consisting of a portion of the first floor and the entire second, third, and fourth floors (collectively, the “Premises” and sometimes referred to as the “Original Premises”) and located in the building known as America Center 4 located at 6220 America Center Drive, San Jose, California, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease in order to expand the Premises and to further modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Lease, Landlord and Tenant agree to amend the Lease as follows, said provisions to control whenever inconsistent with the original provisions of the Lease:

1.Recitals and Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease. All references herein to the Lease shall include this Third Amendment.

2.Premises. Effective as of the First Expansion Commencement Date (as defined in Paragraph 4), Section 1.1 Premises is amended in order to revise the definition of “Premises” to include the space outlined on Exhibit A-3 attached to this Third Amendment and incorporated by this reference and containing approximately 5,812 Rentable Square Feet comprised of Suite 120 located on the first floor of the Building (the “First Expansion Premises”). Following the First Expansion Commencement Date, the Premises shall be comprised of the Original Premises and the First Expansion Premises, which, collectively, comprise approximately 137,613 Rentable Square Feet and are herein collectively, and separately, called the “Premises”.

3.Permitted Use. Effective as of the First Expansion Commencement Date, Section 1.8 Permitted Use is amended to add the following at the end:

“Notwithstanding anything to the contrary, Landlord acknowledges that Tenant’s use of the First Expansion Premises for the Permitted Use may include Tenant’s intended use of the First Expansion Premises for meetings and assembly uses, subject to and in accordance with the terms, covenants and conditions set forth in this Lease, the Declaration and applicable governmental regulations, restrictions and permitting (without the necessity of obtaining any zoning changes, conditional use permits or other special permits); provided that Landlord shall cooperate with Tenant upon Tenant’s request (at no cost to Landlord) if Tenant elects to obtain permits necessary to accommodate Tenant’s assembly use of the First Expansion Premises.”

Third Amendment to Office Lease Bill.com, LLC

4.Commencement Date. Section 1.9 Commencement Date is amended to provide that the Commencement Date with respect to the First Expansion Premises shall be January 1, 2022. The Commencement Date as to the First Expansion Premises is also sometimes referred to as the “First Expansion Commencement Date”.

5.Term. Section 1.11 Term is amended to provide for a Term with respect to the First Expansion Premises, for the period commencing on First Expansion Commencement Date and expiring on the Expiration Date.

6.Basic Rent. Section 1.12 Basic Rent is amended to add the following Basic Rent schedule for the First Expansion Premises as of the First Expansion Commencement Date:

“Period	Monthly Basic Rent	Period Basic Rent
01/01/2022 – 08/31/2022*	$24,410.40	$195,283.20
09/01/2022 – 12/31/2022	$24,410.40	$97,641.60
01/01/2023 – 12/31/2023	$25,165.96	$301,991.52
01/01/2024 – 12/31/2024	$25,921.52	$311,058.24
01/01/2025 – 12/31/2025	$26,677.08	$320,124.96
01/01/2026 – 12/31/2026	$27,490.76	$329,889.12
01/01/2027 – 12/31/2027	$28,304.44	$339,653.28
01/01/2028 – 12/31/2028	$29,176.24	$350,114.88
01/01/2029 – 12/31/2029	$30,048.04	$360,576.48
01/01/2030 – 12/31/2030	$30,977.96	$371,735.52
01/01/2031 – 06/30/2031	$31,907.88	$191,447.28

*The Basic Rent with respect to the First Expansion Premises shall be abated for the first 8 full calendar months of the Term commencing on January 1, 2022, and ending on August 31, 2022 (“First Expansion Basic Rent Abatement Period”). All of the remaining terms and conditions of the Lease shall remain in full force and effect during the foregoing First Expansion Basic Rent Abatement Period. If any Event of Default occurs under this Lease and Landlord terminates this Lease or Tenant’s right to possession of the Premises, then, in addition to Landlord’s other remedies available at law, in equity or under this Lease, the First Expansion Basic Rent Abatement Period, and Tenant’s right to abate Basic Rent, shall immediately terminate and the unamortized portion of the Basic Rent abated during the First Expansion Basic Rent Abatement Period (“First Expansion Abated Basic Rent”) shall immediately become due and payable upon Landlord’s demand. For purposes of calculating the portion of the Management Fee that is based on annual Basic Rent during the First Expansion Basic Rent Abatement Period, the annual Basic Rent shall be based on the amount set forth in the Basic Rent schedule for the applicable portion of the Calendar Year of 2022 occurring during the first Lease Year with respect to the First Expansion Premises, even though Basic Rent is subject to abatement during the First Expansion Basic Rent Abatement Period.”

The installment in the amount of $42,298.99 of Basic Rent and Additional Rent for Operating Expense Rental and Real Estate Tax Rental payable for the First Expansion Premises for the first full calendar month of the Term in which Basic Rent and Additional Rent are due shall be due and payable at the time of execution and delivery of this Third Amendment.

Third Amendment to Office Lease Bill.com, LLC

7.Tenant’s Proportionate Share. Effective as of the First Expansion Commencement Date, Section 1.16 Tenant’s Proportionate Share is amended in order to revise the definition of “Tenant’s Proportionate Share” to be 62.02% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient by one hundred and rounding to the second decimal place).

8.Parking Space Allocation. Effective as of the First Expansion Commencement Date, Section 1.17 Parking Space Allocation is deleted in its entirety and replaced with the following:

“1.17 Parking Space Allocation. Tenant shall have the right to 457 parking spaces within the Parking Facilities during the Term, of which (a) 396 shall be unreserved parking spaces (of which 227 will be located on the Surface Lot and 169 will be located in the Phase II Parking Garage), (b) 33 shall have connections for car-chargers in the reserved spaces in the locations shown on Exhibit G (“Car-Charging Stalls”) (of which 12 will be located in the Surface Lot and 21 shall be located in the Phase II Parking Garage), and (c) 28 shall be the reserved spaces in the locations shown on Exhibit G (“Reserved Stalls”) (of which 18 will be located in the Surface Lot and 10 shall be located in the Phase II Parking Garage). For every four spaces that are designated as a Car-Charging Stall there will be two electric car chargers (“EV Stations”) in the locations shown on Exhibit G available for the connections serving each such Car-Charging Stall when in use. The parking rental for each of the parking spaces in Tenant’s Parking Space Allocation shall be $0.00 per month per space during the initial 132-month Term expiring on June 30, 2031. Tenant’s Parking Space Allocation shall include Tenant’s Proportionate Share of visitor and handicapped parking.”

9.Landlord’s Notice Address. Section 1.19 Landlord’s Notice Address is deleted in its entirety and replaced with the following:

“1.21    Landlord's Notice Address.

c/o USAA Real Estate Company 9830 Colonnade Boulevard, Suite 600 San Antonio, Texas 78230-2239
Attention:Head of Office Asset Management Attention: General Counsel

With copies at the same time to.

Steelwave, LLC
999 Baker Way, Suite 200 San Mateo, CA 94404
Attention: Property Manager”

10.Amenity Building Rent. Section 4.5 Amenity Building Rent Schedule is amended to add the following Amenity Building Rent schedule for the First Expansion Premises as of the First Expansion Commencement Date:

Period

Monthly Amenity Building Rent

Period Amenity Building Rent

01/01/2022 – 12/31/2022	$1,167.60	$14,011.20
01/01/2023 – 12/31/2023	$1,203.74	$14,444.88
01/01/2024 – 12/31/2024	$1,239.88	$14,878.56
01/01/2025 – 12/31/2025	$1,276.02	$15,312.24
01/01/2026 – 12/31/2026	$1,314.94	$15,779.28
01/01/2027 – 12/31/2027	$1,353.86	$16,246.32

Third Amendment to Office Lease Bill.com, LLC

01/01/2028 – 12/31/2028	$1,395.56	$16,746.72
01/01/2029 – 12/31/2029	$1,437.26	$17,247.12
01/01/2030 – 12/31/2030	$1,481.74	$17,780.88
01/01/2031 – 06/30/2031	$1,526.22	$18,314.64

11.Parking Space Alterations. Section 8.2 Parking Space Alterations is deleted in its entirety.

12.Condition of the Premises. Landlord and Tenant agree that the construction of any “Tenant Work” with respect to the First Expansion Premises shall be performed by Tenant in accordance with and as defined in Exhibit B-5. Subject to funding the Tenant Work Allowance (as defined in Exhibit B-5) for the construction of the Tenant Work, Landlord shall have no obligations whatsoever to construct any improvements to the Original Premises or the First Expansion Premises and Tenant HAS ACCEPTED THE ORIGINAL PREMISES AND THE FIRST EXPANSION PREMISES “AS IS”, “WHERE IS” AND WITH ANY AND ALL FAULTS. LANDLORD NEITHER MAKES NOR HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY, SUITABILITY OR FITNESS THEREOF OF THE ORIGINAL PREMISES OR THE FIRST EXPANSION PREMISES, OR THE CONDITION OR REPAIR THEREOF. TENANT’S CONTINUED POSSESSION OF THE ORIGINAL PREMISES AND TAKING OF POSSESSION OF THE FIRST EXPANSION PREMISES IS CONCLUSIVE EVIDENCE FOR ALL PURPOSES OF TENANT’S ACCEPTANCE OF THE PREMISES IN GOOD ORDER AND SATISFACTORY CONDITION, AND IN A STATE AND CONDITION SATISFACTORY, ACCEPTABLE AND SUITABLE FOR THE
TENANT’S USE PURSUANT TO THE LEASE. Notwithstanding the foregoing, Landlord shall deliver all structural elements and subsystems of the First Expansion Premises, including but not limited to the HVAC, mechanical, electrical, and plumbing systems serving the First Expansion Premises, in good working condition and repair as of the Effective Date and Landlord will be responsible, without cost to Tenant, to repair any latent structural or design defects (as opposed to normal repairs, maintenance and replacements) in the curtain wall, windows and window framing, interior structural framing, foundation, roof, HVAC systems, mechanical, electrical, and plumbing systems occurring or discovered prior to the later of the date that is 12 months after the Effective Date and the date of expiration of any applicable warranty therefor; provided that Tenant delivers notice to Landlord thereof prior to the later of the date that is 12 months after the Effective Date and date of expiration of any applicable warranty therefor and such repairs shall not include work required in connection with (a) any of Tenant’s Alterations, Tenant Work or other improvements to the First Expansion Premises, (b) Tenant’s particular use of the First Expansion Premises, including, without limitation, for meeting or assembly uses (as opposed to Tenant’s use of the First Expansion Premises for the Permitted Use in accordance with the Original Lease in a normal and customary manner) or (c) a change in the Permitted Use stated in Section 1.8, regardless of whether Landlord approves such change.

13.Exhibits. Exhibit A-3 Plan Showing First Expansion Premises and Exhibit B-5 Work Agreement attached hereto are incorporated into the Lease by reference herein. Effective as of the First Expansion Commencement Date, Exhibit G Parking Space Locations is deleted from the Lease in its entirety and replaced with Exhibit G Parking Space Locations attached hereto and incorporated by reference herein. Exhibit E Outline of Vacant First Floor Space is deleted from the Lease in its entirety and replaced with Exhibit E Outline of First Floor Right of Offering Space attached hereto and incorporated by reference herein.

14.Options. Landlord and Tenant acknowledge and agree that Landlord has not granted Tenant (i) any rights of first refusal; (ii) any expansion or contraction rights; (iii) except for the Right of First Offering set forth in Article XXVI of the Lease, as amended by this Third Amendment, any rights of first offer; (iv) any rights to cancel or terminate the Lease as to all or any portion of the Premises; or (v) except for the Renewal Option set forth in Article XXV of the Lease, any options to renew or extend the

Third Amendment to Office Lease Bill.com, LLC

Term as to any of the Premises for any period after or beyond the Expiration Date. The Right of First Offering set forth in Article XXVI of the Lease shall remain in effect, with the following amendments:

(a)The first sentence of Section 26.1 is deleted in its entirety and replaced with the following:

“If, at any time during the Term, any portion of (a) the remainder of the first floor of the Building outlined on Exhibit E attached hereto and incorporate by this reference or (b) the fifth or sixth floors of the Building (each a, and collectively, the “Right of First Offering Space”) becomes vacant and is not subject to any Senior Rights (as defined in Section 26.1.1), Landlord shall so notify Tenant (the “Right of First Offering Notice”), which Right of First Offering Notice shall contain the material economic terms on which Landlord is willing to lease the Right of First Offering Space to Tenant (including, without limitation, prevailing annual market rent, length of term, and Rentable Square Footage).”

(b)Section 26.1.1 is deleted in its entirety and replaced with the following:

“26.1.1 Limitations. This Right of First Offering shall not apply to space that is currently vacant until such currently vacant space is leased, occupied and subsequently becomes vacant. The Right of First Offering is also subject and subordinate to (i) any rights of first offer, rights of first refusal, or other expansion rights of Hewlett Packard Enterprise Company, a Delaware corporation (together with its successors and assigns, “HPE”) (or HPE’s affiliates that control, are controlled by or are under common control with HPE) under that certain Option Rights and Competitor Restriction Agreement executed as of March 23, 2018, between Landlord, as Owner, and HPE, as Tenant, (“HPE Expansion Rights”) and (ii) the right of Landlord to renew or extend the term of the following leases or subleases (whether or not, the renewal or extension is on the exact terms contained in the applicable tenant’s lease, subtenant’s sublease or consummated pursuant to a lease amendment or a new lease and regardless of whether such lease or sublease contained a written renewal option) (“Other Tenant Renewal Rights”): (a) that certain Office Lease dated April 10, 2019, between Landlord and McAfee, LLC of the Right of First Offering Space and (b) each and any lease of Right of First Offering Space entered into in connection with the HPE Expansion Rights (such HPE Expansion Rights and Other Tenant Renewal Rights, collectively, referred to as “Senior Rights”).”

15.Authority. Tenant hereby represents and warrants that Tenant has full power and authority to enter into this Third Amendment and that the undersigned officer is authorized to execute this Third Amendment on behalf of Tenant. Landlord represents and warrants that Landlord has full power and authority to enter into this Lease and that the person executing this Lease on behalf of Landlord is authorized to execute this Lease on behalf of Landlord. If requested by Landlord, Tenant shall provide Landlord with copies of Tenant’s organizational documents, an incumbency certificate certifying to the above and minutes certified by an authorized representative of Tenant as being true, correct, and complete, as may be reasonably required to demonstrate that this Third Amendment is binding upon and enforceable against Tenant.

16.Anti-Terrorism. Tenant represents and warrants to Landlord that as of the Effective Date (i) neither Tenant nor any of its owners or affiliates currently are in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is a “Prohibited Person” which is defined as follows: (1) a

Third Amendment to Office Lease Bill.com, LLC

person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant covenants with Landlord that from and after the Effective Date, to the best of Tenant’s knowledge (i) neither Tenant nor any of its owners or affiliates shall be at any time during the term hereof, in violation of the Anti- Terrorism Laws, including without limitation the USA Patriot Act; and (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents shall be during the term hereof a Prohibited Person. Landlord represents and warrants to Tenant that as of the Effective Date (i) neither Landlord nor any of its owners or affiliates currently are in violation of any Anti- Terrorism Laws; (ii) neither Landlord nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is a Prohibited Person; and (iii) Landlord has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Landlord covenants with Tenant that from and after the Effective Date, to the best of Landlord’s knowledge (i) neither Landlord nor any of its owners or affiliates shall be at any time during the term hereof, in violation of any Anti-Terrorism Laws; and (ii) neither Landlord nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents shall be during the term hereof a Prohibited Persons.

17.Brokerage. Except for Cushman & Wakefield (“Landlord’s Broker”), Tenant and Landlord each represent that it has not had dealings with a real estate broker, finder or other person with respect to this Third Amendment in any manner. Tenant and Landlord each agree to indemnify and hold the other harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any broker or person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution and delivery of this Third Amendment. Landlord’s Broker will be compensated by Landlord pursuant to the terms of a separate agreement.

18, Statement Required under California Civil Code § 1938. The Premises has not undergone inspection by a Certified Access Specialist and the Premises has not been determined to meet all applicable construction-related accessibility standards pursuant to California Civil Code § 55.53. Except to the extent expressly set forth in the Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that (i) in the event that Tenant elects to perform an Inspection, such Inspection shall be subject to the terms of Section 9.3(c) of the Lease and (ii) the terms of Section 9.3(c) are not amended in any respect by the terms of this Third Amendment.

Third Amendment to Office Lease Bill.com, LLC

19, Counterclaims. As of the date of Tenant’s execution and delivery of this Third Amendment, to Tenant’s actual knowledge, there exist no offsets, counterclaims or defenses of Tenant under the Lease against Landlord, and there exist no events which would constitute a basis for such offsets, counterclaims, or defenses against Landlord upon the lapse of time or the giving of notice or both. Without limiting the generality of the foregoing, Tenant hereby represents and warrants that, as of Tenant’s execution and delivery hereof, to Tenant’s actual knowledge, Landlord is not in default under the Lease.

20.Continued Effect. Except as otherwise provided in this Third Amendment, all other provisions of the Lease shall remain unmodified and in full force and effect.

21.Multiple Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Third Amendment may be executed by a party’s signature transmitted by facsimile or e- mail, and copies of this Third Amendment executed and delivered by means of faxed or e-mailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or e-mailed signatures as if such signatures were originals. All parties hereto agree that a faxed or e-mailed signature page may be introduced into evidence in any proceeding arising out of or related to this Third Amendment as if it were an original signature page.

22.Lender Consent. Landlord and Tenant shall cooperate with each other and exercise commercially reasonable efforts to obtain on or before February 28, 2022, the consent of BANK OZK, formerly known as Bank of the Ozarks (“Lender”) to this Third Amendment as required pursuant to that certain Subordination, Non-Disturbance and Attornment Agreement executed as of February 26, 2020, by and among Landlord, Tenant and Lender.

[SIGNATURES ON FOLLOWING PAGE(S)]

Third Amendment to Office Lease Bill.com, LLC

EXECUTED on the dates indicated below to be effective as of the Effective Date.

TENANT:

BILL.COM LLC
a Delaware limited liability company

By:	/s/ John Rettig
Name:	John Rettig
Title:	EVP & CFO

Date:	12/31/2021

LANDLORD:

US ER AMERICA CENTER 4, LLC,
a California limited liability company

By:	US America Center 3 & 4 Development JV, LLC,
a Delaware limited liability company, its sole member

	By:	USR EF America Center 3 & 4 Development, LLC,
a Delaware limited liability company, its sole member

	By:	USAA Eagle Real Estate Multi-Sector Operating Partnership, LP,
a Delaware limited partnership, its Manager

	By:	USAA Eagle OP GP, LLC,
a Delaware limited liability company, its general partner

	By:	/s/ Peter McLaughlin
	Name:	Peter McLaughlin
	Title:	Executive Managing Director
	Date:	1/6/2022

Third Amendment to Office Lease Bill.com, LLC

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